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                                   EXHIBIT A
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                           Agreement of Joint Filing
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     The Reporting Persons have agreed that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of NorthPoint Communications, Inc. shall be filed on behalf of each of the Reporting Persons. Note that a copy of the applicable Agreement of Joint Filing is already on file with the appropriate agencies.